Use these links to rapidly review the document

CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BRIGHTSPHERE INVESTMENT GROUP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BRIGHTSPHERE Investment Group Inc.

200 State Street, 13th Floor
Boston, Massachusetts 02109

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of BrightSphere Investment Group Inc.:

Notice is hereby given that the 2023 annual meeting of stockholders (the “Annual Meeting”) of BrightSphere Investment Group Inc. (the “Company”) will be held at 10:00 a.m. Eastern Time on Wednesday, June 7, 2023. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of April 19, 2023, the record date for the Annual Meeting, will be able to access, attend and participate in the live Annual Meeting webcast at meetnow.global/MWLG6TJ. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” on page 4 of the accompanying proxy statement.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares of common stock of the Company, par value $0.001 per share (“Common Stock”), are described in the accompanying proxy statement.

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.Proposal 1—Vote to elect directors of the Company:
To elect five directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, on the following basis:
1.01—To re-elect Mr. Robert J. Chersi as a director of the Company;
1.02—To re-elect Mr. Andrew Kim as a director of the Company;
1.03—To re-elect Mr. John Paulson as a director of the Company;
1.04—To re-elect Ms. Barbara Trebbi as a director of the Company; and
1.05—To re-elect Mr. Suren Rana as a director of the Company.

2.Proposal 2—Vote regarding ratification of independent registered public accounting firm:
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
3.Proposal 3—Advisory vote on executive compensation:
To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the accompanying proxy statement under the section titled Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the accompanying proxy statement.
Other business.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES REFERENCED ABOVE AND “FOR” THE APPROVAL OF PROPOSALS 2 AND 3.
The Company is a corporation incorporated under the laws of Delaware. In accordance with the Certificate of Incorporation and the Bylaws, the election of directors shall be decided by a majority of the votes cast and all other matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.
You may vote if you were the record owner of Common Stock at the close of business on April 19, 2023.
We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to our stockholders on the internet instead of mailing paper copies. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting virtually. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote in accordance with the instructions set forth in the proxy statement and submit your proxy by the Internet, telephone or, if you received printed proxy materials, by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal Officer and Secretary
200 State Street, 13th Floor
Boston, Massachusetts 02109
April 26, 2023

BRIGHTSPHERE Investment Group Inc.

200 State Street, 13th Floor
Boston, Massachusetts 02109

PROXY STATEMENT FOR BRIGHTSPHERE INVESTMENT GROUP INC.

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2023

This proxy statement, along with the accompanying notice of the 2023 annual meeting of stockholders (the “Annual Meeting”), contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. Eastern Time on Wednesday, June 7, 2023. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of April 19, 2023, the record date for the Annual Meeting, will be able to access and attend the live Annual Meeting webcast at meetnow.global/MWLG6TJ. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” on page 4 of this proxy statement.

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting.
On or about April 26, 2023, we will commence delivery to our stockholders of record as of April 19, 2023 a notice of internet availability of proxy materials (the “Notice of Internet Availability”) instead of paper copies of this proxy statement, the Notice of Annual Meeting and our Annual Report to Stockholders on Form 10-K. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to receive a paper copy of the proxy materials, if you prefer. We are also making our proxy materials available to all stockholders electronically via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON JUNE 7, 2023
This proxy statement is available for viewing, printing and downloading at www.bsig.com. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Public Filings” section of the “Investor Relations” section of our website at www.bsig.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board is soliciting your proxy to vote at the Annual Meeting to be held at 10:00 a.m. Eastern Time on Wednesday, June 7, 2023 and any adjournments or postponement of the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Why is the Company holding the Annual Meeting in a virtual format?
For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On April 26, 2023, we will begin mailing the Notice of Internet Availability to all stockholders of record as of April 19, 2023 (the “Record Date”). The Notice of Internet Availability includes instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials, if you prefer.

Who can vote?
You are entitled to attend and vote at the Annual Meeting only if, as of the close of business on the Record Date, you were a stockholder who owned Common Stock of the Company, par value $0.001 per share (“Common Stock”), registered directly in your name through our share transfer agent, Computershare Trust Company, N.A. (a “Registered Holder”), or if you hold a valid legal proxy for the Annual Meeting if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (“Beneficial Holder”). On the Record Date, there were 41,464,175 shares of Common Stock outstanding and entitled to vote. The shares of Common Stock are our only class of voting shares outstanding.

How do I vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. All shares of Common Stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted as instructed via Internet or telephone, or, if you received a proxy card by mail, in accordance with your instructions on the proxy card. You may specify whether your shares of Common Stock should be voted for, against or abstain with respect to each of such proposals. If you properly submit a proxy without giving specific voting instructions, your shares of Common Stock will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting virtually. If you are a Registered Holder, you may vote:

•By Internet.  You may vote via the internet by going to www.investorvote.com/BSIG and following the instructions to submit your vote.

•By telephone.  You may vote by telephone by calling toll free 1-800-652-VOTE within the United States, U.S. territories and Canada and following the instructions to submit your vote.

•By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares of Common Stock voted, they will be voted in accordance with the Board’s recommendations as noted below.
•During the Annual Meeting.  You may attend the Annual Meeting virtually on Wednesday, June 7, 2023 at 10:00 a.m. Eastern Time and vote during the meeting. For instructions on how to vote at the meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” below.
Telephone and Internet voting for stockholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment through the Internet or by telephone, such instructions must be received by 11:59 p.m. Eastern Time on June 6, 2023. If you properly give instructions as to your proxy appointment through the Internet, by telephone or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares of Common Stock will be voted in accordance with your instructions. If you are a stockholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted in accordance with the Board’s recommendations as noted below.
If your shares of Common Stock are held in “street name” (held in the name of a bank, broker or other nominee), you will receive instructions from such bank, broker or other nominee. You must follow the instructions of the bank, broker or other nominee in order for your shares of Common Stock to be voted. Telephone and Internet voting also will be offered to stockholders owning shares of Common Stock through certain banks and brokers.
How do I attend the meeting, ask a question and/or vote at the meeting?

Registered Holders

If you are a Registered Holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting meetnow.global/MWLG6TJ. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. As a Registered Holder, you do not need to register in advance to virtually attend the Annual Meeting.

Beneficial Holders

If you are a Beneficial Holder and want to attend the Annual Meeting online, ask a question and vote, you must register in advance using the instructions below.

Contact your bank, broker or other nominee to obtain a legal proxy and submit proof of your proxy power (“Legal Proxy”) reflecting your BrightSphere holdings along with your name and email address to Computershare.

These requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 2, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:    Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:        Computershare
BrightSphere Investment Group Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

A Beneficial Owner that has registered in advance for the Annual Meeting should then follow the instructions referenced above for Registered Holders to attend the meeting.

Stockholders who wish to submit questions may do so electronically starting at the time of check-in or during the meeting by clicking the message icon on the meeting page.

Guests are permitted to attend the Annual Meeting online by visiting meetnow.global/MWLG6TJ and choosing the “Guest” option.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage participants to access the meeting prior to the start time. A “help” link on the meeting page will provide further assistance should they need it or they may call 1-888-724-2416.

You do not need to attend the Annual Meeting to vote your shares of Common Stock. Shares of Common Stock represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

Appointing a proxy
If you are a stockholder who is entitled to attend and vote at the Annual Meeting, you are entitled to appoint a proxy to exercise all of your rights to attend, participate and vote at the Annual Meeting. A proxy does not need to be a stockholder of the Company but must attend the Annual Meeting virtually to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. Appointment of a proxy does not preclude you from attending the Annual Meeting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you must deliver a notice of termination to us at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to BrightSphere, 200 State Street, 13th Floor, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment-Attention: Secretary.” A corporate entity which is a stockholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a stockholder, provided that no more than one corporate representative exercises powers over the same share.
How many votes do I have?
Each share of Common Stock that you own entitles you to one vote.

How does the Board recommend that I vote on the proposals?
The affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting is required to approve the election of each director and each other proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at such meeting and entitled to vote thereon. The Board recommends that you vote as follows:
•FOR the election of all nominees for director named in this proxy statement;
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year; and
•FOR advisory approval of the compensation of our named executive officers.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares of Common Stock will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above; or
•if you are a Registered Holder or a Beneficial Holder who has registered to attend the meeting, by re-voting during the Annual Meeting.
Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you may also deliver a notice of termination to the Company at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to BrightSphere, 200 State Street, 13th Floor, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Secretary.”

If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your vote may be changed.
If you attend the Annual Meeting without first revoking your proxy, your vote at the Annual Meeting will revoke any previously submitted proxy with respect to such vote. Your most current vote, whether by telephone, Internet, proxy card or during the Annual Meeting is the one that will be counted.

What if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
You may receive more than one Notice of Internet Availability, proxy card or voting instruction form if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares of Common Stock are voted.

Will my shares be counted if I do not vote or provide instructions or if I abstain?
If your shares of Common Stock are registered in your name, they will not be counted if you do not vote as described above under “How do I vote?” If your shares of Common Stock are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares of Common Stock as described above, the bank, broker or other nominee that holds your shares of Common Stock has the authority to vote your unvoted shares of Common Stock only on routine matters without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares of Common Stock will be voted at the Annual Meeting on all matters and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares of Common Stock on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee is prohibited from voting your uninstructed shares of Common Stock on non-routine matters. Thus, if you hold your shares of Common Stock in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the non-routine matters, votes will not be cast on such proposals on your behalf.
Broker non-votes and abstentions have different effects on the outcomes of the proposals. Broker non-votes are not considered votes cast or counted as shares present and entitled to vote and have no impact on the election of directors or other non-routine proposals. Abstentions are counted in the number of shares present and entitled to vote and, accordingly, have the same effect as votes against each of the proposals except the election of directors. Abstentions are not counted as votes cast and have no effect on the election of directors.

What proposals are considered “routine” or “non-routine”?
Although the determination of whether a broker will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for 2023) to be considered a routine matter under the rules of the New York Stock Exchange (the “NYSE”). A broker may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2.
Proposals 1 and 3 (the election of directors and the advisory vote on executive compensation) are expected to be considered non-routine under the rules of the NYSE (the “NYSE Rules”). A broker may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, we expect there to be broker non-votes with respect to Proposals 1 and 3.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final, if available, results in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K/A to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the Notice of Internet Availability or other proxy materials to their beneficial owners and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The quorum for the Annual Meeting is the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy.
Householding of annual disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices of internet availability, notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number: 1-866-281-0717.
If you do not wish to participate in householding and would like to receive your own notice of internet availability in future years, follow the instructions described below. Conversely, if you share an address with another BrightSphere stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:
•If your shares of Common Stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-866-281-0717 or writing them at Computershare Trust Company, N.A., P.O. BOX 30170, College Station, TX 77842.
•If a bank, broker or other nominee holds your shares of Common Stock, please contact the bank, broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL 1—ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board has accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Robert J. Chersi, Andrew Kim, John Paulson, Barbara Trebbi and Suren Rana for re-election at the Annual Meeting to serve as directors, until their respective successors have been elected and qualified. Each of the nominees is currently serving as a director of our Company.
Set forth below are the names of the nominees, their ages, their offices in the Company, if any, their principal past occupations or past employment, the length of their tenure as directors and the names of other companies in which such persons hold or have held directorships. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
On July 12, 2019, BrightSphere Investment Group Inc., a Delaware corporation, became the publicly traded parent company of BrightSphere Investment Group plc (“BrightSphere UK”) and its operating subsidiaries (the “Redomestication”). On May 17, 2019, in connection with the Redomestication, the Company entered into a Stockholder Agreement with Paulson & Co. Inc. (“Paulson”) containing substantially similar rights to the rights provided to Paulson under its shareholder agreement with the Company prior to the Redomestication (the “Stockholder Agreement”). Each of Messrs. Kim and Paulson were originally appointed to the Board pursuant to the rights provided to Paulson under the shareholder agreement. For this year’s Annual Meeting, Mr. Kim was nominated for election to the Board pursuant to the ongoing rights provided to Paulson under the Stockholder Agreement, which currently entitles Paulson to nominate one director. In advance of the Annual Meeting, Mr. Chersi and Ms. Trebbi, as the disinterested members of the Nominating and Corporate Governance Committee discussed that, notwithstanding the fact that Paulson had the right to designate one nominee only, they believed that it was in the best interest of the Company and its stockholders to again nominate Mr. Paulson for election to the Board due to his extensive experience in the financial services industry, his experience on the Board and familiarity with the Company and his contributions to the Company as Chair of the Board. The disinterested directors considered the Company’s Criteria for Identifying Properly Qualified Directorial Candidates, which includes, among other things, a candidate’s relevant knowledge, skills and experience in offering guidance to the Company’s management. For additional information regarding the Stockholder Agreement, see “Certain Relationships and Related Person Transactions—Relationship with Paulson—Stockholder Agreement.”

The Directors currently determined to be independent by the Board are: Ms. Trebbi and Messrs. Chersi, Kim and Paulson.

Name	Age	Position with the Company
Mr. John Paulson	67	Chairman
Mr. Robert J. Chersi	61	Lead Independent Director
Mr. Andrew Kim	41	Director
Ms. Barbara Trebbi	57	Director
Mr. Suren Rana	43	President, Chief Executive Officer and Director
A stockholder may (i) vote for the election of a nominee for director, (ii) vote against the election of a nominee for director or (iii) abstain from voting for a nominee for director.

Unless a proxy contains instructions to the contrary, it is intended that the proxies will be voted FOR each of the five nominees for director named above, to hold office until the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any nominee should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF ALL NOMINEES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RE-ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

John A. Paulson has been a member of our Board since November 2018 and Chairman of our Board since April 2020. Mr. Paulson currently serves as President of Paulson & Co. Inc. and has served in this role since the firm was founded in 1994. Prior to founding Paulson & Co., Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Mr. Paulson received his Masters of Business Administration from Harvard Business School and his undergraduate degree from New York University.

Mr. Paulson’s qualifications to serve on the Board include his deep knowledge of financial transactions and investments as well as his leadership abilities in founding and leading Paulson & Co. This knowledge and these qualifications will allow Mr. Paulson to provide valuable insight to the Board, especially in the area of Company strategy.

Robert J. Chersi has been a member of our Board since March 2016 and our Lead Independent Director since November 2018. Mr. Chersi has been with Pace University since 2013, currently serving as the Executive Director for its Center for Global Governance, Reporting & Regulation, as well as an adjunct professor in its Department of Finance & Economics. In addition,Mr. Chersi has acted in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014. Prior to joining Pace, Mr. Chersi was a member of the Executive Committee and Chief Financial Officer of Financial Services at Fidelity Investments in Boston, from 2008 to 2012. While at Fidelity, as CFO, Mr. Chersi led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. From 1988 to 2008, Mr. Chersi served in numerous positions at UBS AG, including CFO of U.S. Wealth Management and Deputy CFO of Global Wealth Management and Business Banking. Mr. Chersi had several executive leadership positions while at UBS, including service on the UBS AG Group Managing Board from 2004 to 2008, which played an important role in developing and implementing the firm’s direction, values and principles and in promoting its global culture. He began his career as an audit manager in the Financial Service Practice of KPMG LLP in 1983. Mr. Chersi currently serves as a member of the Advisory Board of the Pace University Lubin School of Business, and has previously been a member of the board, Audit Committee and Risk Committee of UBS Bank USA, a member of the board of PW Partners R&D III, Chairman of the Board of Trustees of the UBS USA Foundation, a member of the board of Bon Secours New Jersey/St. Mary’s Hospital Foundation and a Trustee of Fidelity Investments’ Political Action Committee. Mr. Chersi also currently serves as a member of the Board of Trustees of Thrivent Funds. Previously, Mr. Chersi was also a Director of E*TRADE Financial Corporation, as well as member of the E*TRADE Bank board, the E*TRADE Audit Committee and the E*TRADE Risk Oversight Committee until the completion of E*TRADE’s merger with Morgan Stanley on October 2, 2020. He has held the Certified Public Accountant designation, and is a 1983 graduate of Pace University, where he earned a BBA in Accounting, summa cum laude.

Mr. Chersi’s qualifications to serve on our Board include his extensive experience in the financial services industry and deep knowledge of corporate governance, financial reporting and regulatory compliance. In addition, his background in risk management, business consulting and strategic business development will be valuable to our Board.
Andrew Kim has been a member of our Board since July 2019. Mr. Kim is currently a Partner at Paulson & Co. Inc., which he joined in July 2009. Prior to working at Paulson, Mr. Kim was an analyst at Perry Capital from September 2005 to July 2007 and at Goldman Sachs from July 2004 to September 2005. Mr. Kim received his Masters of Business Administration from Harvard Business School and his undergraduate degree from the University of Michigan.
Mr. Kim’s qualifications to serve on our Board include his deep knowledge of financial transactions and investments gained through his career in the financial services industry. This knowledge will allow Mr. Kim to provide valuable insight to the Board.

Barbara Trebbi has been a member of our Board since January 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc. and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst, a member of the CFA Institute and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to primary, secondary and higher education. Ms. Trebbi received a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree from the University of Florida.
Ms. Trebbi’s qualifications to serve on our Board include her deep investment experience, with a particular emphasis on international investments. This experience, combined with extensive knowledge of the institutional and sub-advisory markets, will allow her to provide valuable insight to our Board.
Suren Rana has been our President and Chief Executive Officer and a member of our Board since April 2020. Before being appointed as the Company’s President, Chief Executive Officer and a Director of the Company, Mr. Rana was the Company’s Chief Financial Officer, a position he had held since January 2019. Prior to joining the Company, Mr. Rana was a partner at H Plus Capital, a private market investment management firm, from August 2018 to January 2019. Mr. Rana has been involved in the financial services sector for more than fifteen years. Mr. Rana was a member of the Company's Board from November 2017 to August 2018. He served as the Chief Investment Officer at HNA Capital International from September 2016 to August 2018. He served as an investment banker at UBS from November 2015 to August 2016, Royal Bank of Canada from September 2011 to November 2014 and Merrill Lynch from 2005 to 2008 where he advised clients on M&A, IPOs, financings and other strategic matters. He also served as a Principal at Equifin Capital Partners from September 2008 to September 2011, where he led control investments in the financial services sector. Mr. Rana began his career at GE Capital with responsibilities in credit risk management and audit. Mr. Rana received an MBA from Harvard Business School, a graduate degree from the Indian Institute of Management Ahmedabad and a bachelor’s degree from the University of Delhi.

Mr. Rana’s qualifications to serve on our Board include his extensive investment and financial knowledge, particularly relating to financial services companies. His experience with regard to M&A, financing and other strategic matters provides valuable insight to the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information regarding our executive officers as of April 19, 2023.

Name	Age	Position
Suren Rana	43	President, Chief Executive Officer and Director
Richard J. Hart	46	Chief Legal Officer and Secretary
Christina Wiater	41	Principal Financial Officer and Principal Accounting Officer
For the biographical information of Mr. Rana, see “Proposal 1—Election of Directors” above.
Mr. Hart, age 46, is the Company’s Chief Legal Officer, a position he has held since 2018, and he is responsible for all legal and compliance matters at the Company. Previously, Mr. Hart was the Company’s Corporate General Counsel and has held various other roles in the Company’s legal department since 2010. Prior to joining the Company, Mr. Hart was a Senior Associate in the corporate department of Goodwin Procter LLP. Mr. Hart received a B.A. from the University of Richmond and a Juris Doctor from Boston University School of Law.

Ms. Wiater, age 41, is the Company’s Principal Financial Officer, Principal Accounting Officer and Controller. She has served as the Company’s Principal Financial Officer and Principal Accounting Officer since 2020 and as the Company's Controller since 2018. She was the Company's Assistant Controller from 2013 to 2018, where she was responsible for all accounting and control processes. Prior to joining the Company, Ms. Wiater was previously a Manager at PricewaterhouseCoopers LLP in their audit practice where she focused on private equity and asset management companies. Ms. Wiater received a B.S. in Business Administration and a M.S. in Accounting from Babson College. She is also a certified public accountant.

CORPORATE GOVERNANCE
Director Independence
Our business and affairs are managed under the direction of our Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must consist solely of independent directors. Our Board annually (or otherwise as necessary) makes an affirmative determination regarding the independence of each director. An “independent” director meets the NYSE’s definition of independence as well as the Board’s independence standards, as determined by the Board in its business judgment. In determining Director independence, the Board confirms that none of the independent Directors has a material relationship with the Company which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director. Among other things, the Board takes into consideration that Messrs. Paulson and Kim are affiliated with Paulson, which has the right to nominate a director for election to the Board (as discussed under “Certain Relationships and Related Party Transactions—Relationship with Paulson—Stockholder Agreement,”), and that Paulson currently owns over twenty percent (20%) of the outstanding shares of our Common Stock. The Board has determined, however, that a significant ownership stake, rather than creating a material relationship with management of the Company that may impair the ability to exercise independent judgment, instead creates a strong alignment of interest among Messrs. Paulson and Kim and the Company’s stockholders. The Board further believes that Messrs. Paulson and Kim provide valuable, independent-minded insight and judgment to the Board.

The Board has affirmatively determined that Ms. Trebbi and Messrs. Chersi, Kim and Paulson are independent under the NYSE Rules.

Committees of the Board and Meetings
Meeting Attendance
During the fiscal year ended December 31, 2022 (“fiscal year 2022”), there were 8 formal meetings of the Board, and the various committees of the Board met a total of 17 times (9 Audit Committee meetings, 3 Nominating and Corporate Governance Committee meetings and 5 Compensation Committee meetings). In addition, during fiscal year 2022, the Board acted by written consent twice and the Compensation Committee acted by written consent 3 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2022. The Board has adopted a policy under which each member of the Board is expected to attend, in person or telephonically, each annual meeting of our stockholders absent exigent circumstances that prevent their attendance. All directors were in attendance virtually at our 2022 annual meeting of stockholders.

Audit Committee
Our Audit Committee met 9 times during fiscal year 2022. The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, who was originally appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules.

The Audit Committee has a charter that sets forth the Audit Committee’s purpose and responsibilities, which include (i) assisting the Board in fulfilling its oversight responsibilities over the financial reports and other financial information filed with the SEC, (ii) recommending to the Board the appointment of our independent auditors and evaluating their independence, (iii) reviewing our audit procedures and controls, and (iv) overseeing the internal audit function and risk and compliance function. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.bsig.com.
Compensation Committee
Our Compensation Committee met 5 times during fiscal year 2022. The Compensation Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Kim. Ms. Trebbi is the Chair of our Compensation Committee. Ms. Trebbi was appointed as a member of our Compensation Committee effective June 19, 2018. Mr. Chersi was appointed as a member of our Compensation Committee effective June 23, 2017. Mr. Kim was appointed as a member of our Compensation Committee effective September 9, 2019. Our Board has determined that each member of the Compensation Committee is independent under NYSE Rules. The Compensation Committee of our Board has consisted entirely of independent directors since May 19, 2017.
The Compensation Committee has a charter that sets forth the Compensation Committee’s purpose and responsibilities, which include annually reviewing and approving the compensation of our executive officers and reviewing and making recommendations with respect to our equity incentive plans.
The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation as well as disclosure regarding the role of the Company’s compensation consultant are set forth below in “Compensation Discussion and Analysis.”
A copy of the Compensation Committee’s written charter is publicly available on our website at www.bsig.com.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee met 3 times during fiscal year 2022. The Nominating and Corporate Governance Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Paulson. Mr. Paulson is the Chair of our Nominating and Corporate Governance Committee. Our Board has determined that Ms. Trebbi and Messrs. Chersi and Paulson are independent under the NYSE Rules. Mr. Chersi was appointed as a member of our Nominating and Corporate Governance Committee effective June 23, 2017. Ms. Trebbi was appointed as a member of our Nominating and Corporate Governance Committee effective April 18, 2018. Mr. Paulson was appointed as a member of our Nominating and Corporate Governance Committee effective November 30, 2018. The Nominating and Corporate Governance Committee has a charter that sets forth the Nominating and Corporate Governance Committee’s purpose and responsibilities, which include reviewing and recommending nominees for election as directors, assessing the performance of our directors, reviewing Corporate Governance Guidelines for our Company, reviewing and recommending for approval to the non-interested directors of the Board the directors’ compensation on a biennial basis and reviewing sustainability and environmental, social and governance matters of relevance to the Company.
Under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s integrity, personal and professional reputation, experience and expertise, business judgment, ability to devote time, possible conflicts of interest, concern for the long-term interests of the stockholders, independence, range of backgrounds and experience and the extent to which the candidate would fill a present need on the Board. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences (including, among others, gender, geographic, experiential, racial and ethnic diversity) when selecting potential nominees for membership on the Board. Among our five (5) nominees for election to the Board, eighty percent (80%) self-identify as women or individuals from underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

A copy of the Nominating and Corporate Governance Committee’s charter is publicly available on the Company’s website at www.bsig.com.
Executive Sessions of Independent Directors
In accordance with the NYSE Rules and our Corporate Governance Guidelines, our independent Directors meet in regularly scheduled executive sessions without management present. If the Chairman of our Board is an independent Director, the Chairman of our Board will preside at these non-management sessions. If the Chairman of our Board is unavailable or is a management director, the Lead Independent Director or another independent Director is chosen by the independent Directors to preside at these meetings.

Board Leadership Structure and Role in Risk Oversight
Mr. Paulson serves as the Chairman of our Board and Mr. Rana serves as our President and Chief Executive Officer and a member of our Board. Mr. Paulson was appointed Chairman of our Board, effective April 1, 2020. The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer and believes it is in the best interest of the Company to retain flexibility based on the current business needs of the Company. Pursuant to the Company’s corporate governance guidelines, the independent directors elected Mr. Chersi as the Lead Independent Director in November 2018, when the Company’s previous President and Chief Executive Officer was appointed as Executive Chairman. When Mr. Paulson assumed the role of Chairman, it was determined that the Board would benefit from the continuation of Mr. Chersi as Lead Independent Director, despite the fact that Mr. Paulson is also an independent Director. Among other duties as determined by the Board from time to time, the Lead Independent Director may function as the Chairman in the event the existing Chairman is unable to for any reason.

The Board oversees the business and affairs of our Company including all aspects of risk, which includes risk assessment and risk management, focusing on, among other things, major strategic risks (e.g. acquisitions and dispositions and investment performance). In executing its risk oversight function, the Board has delegated to the Audit Committee the direct oversight over risk functions. However, the Audit Committee is not responsible for day to day management of risk. The Audit Committee reviews and subsequently reports to the Board any issues which arise with respect to the performance of our risk function including operational risks and risks relating to the quality or integrity of our financial statements. The Audit Committee also, at least annually, reviews our policies with respect to risk assessment and risk management.
Corporate Responsibility

We understand that we have a broader responsibility to strengthen the society of which we are part. Our long-term success is closely connected to being part of our local communities. We support these communities through both financial support and volunteering our time, skills, and expertise.

Additionally, we have developed a program for promoting sustainability, and helped identify ways for employees to reduce their carbon footprint, both at work and at home. Our biggest direct environmental impact is through the buildings that we use. We therefore work hard to improve their environmental performance by refitting existing units and building or leasing more environmentally friendly new ones. The building where our corporate headquarters is located, at 200 State Street, Boston, MA, has achieved Gold certification from the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program. We implement sustainability programs at our office, including recycling and procurement of products and materials created from recycled materials. We also dispose of electronic waste using a recycling program that follows U.S. Environmental Protection Agency and Massachusetts state guidelines. Through our sole operating subsidiary Acadian Asset Management LLC we have formed a Corporate Sustainability Committee, which seeks to continuously integrate sustainability into Acadian’s core business practices. Steps taken in this area include vendor environmental impact surveys, measurement and tracking of the quantum and sources of Acadian’s global energy consumption, recycling facilities in all offices and a sustainable travel framework.

Acadian also integrates ESG throughout its investment process and therefore applies ESG across all portfolios. Factors included in the core investment process account for governance and management quality, carbon emissions, and social issues such as geopolitical risk and labor standards. In addition, an active research agenda looks to integrate other ESG signals into the process at a broad level and at the clients’ request, including data around diversity, equality, and inclusion.

Information Security, Data Privacy and Business Continuity

We have a formal information security and data privacy program, which includes, among other things, security education and awareness, system monitoring, vulnerability management, information risk analyses and procedures for protecting the confidentiality and security of personal information of employees, contractors, affiliates, clients or other individuals. We provide all employees with cybersecurity training for cyber risks, both on an annual basis generally and periodically, in the case of current cybersecurity topics. The Head of Information Technology reports quarterly to the Audit Committee regarding information security systems, monitoring results and other information technology topics. We maintain a third-party risk management program that includes annual and periodic assessments of third-party data processors, including but not limited to SOC report and cyber security assessments. In addition, we maintain a vendor risk register, review risk ratings semi-annually and require our third-party data processors to implement adequate measures to ensure information security. We are not aware of any material cybersecurity breaches or data loss incidents in the past three years. We conduct annual disaster recovery testing as part of our Business Continuity Plan.

Work Environment, Employee Engagement and Diversity & Inclusion

We are committed to providing a work environment in which no employee is harassed or discriminated against. We employ equal opportunity hiring practices, policies and management of our employees. We have a formal anti-harassment and anti-discrimination policy applicable to all employees and conduct mandatory annual workplace training for all employees inclusive of these policies. We support the health and wellbeing of employees with company-wide wellness initiatives and resources focusing on the following key areas: physical activity, nutrition, mindfulness and stress management, education on mental health resources, work-life balance and financial wellness. In addition, we provide free access to an on-site gym and an annual fitness reimbursement benefit.

Our employees have the opportunity to participate in employee-directed charitable giving and activities through our matching gift program and company-paid volunteer days. We support flexible work arrangements for all employees. We have a performance management program designed to provide frequent communication for employees and managers to engage in goal setting, feedback and career development planning. We also have a Rewards & Recognition program to reinforce BrightSphere’s culture of teamwork, going above and beyond and innovation. In addition, Acadian holds several community events throughout the year that provide the opportunity to support local community efforts, both financially and through employee volunteering.

We recognize the value of a diverse and skilled workforce and are committed to creating and maintaining an inclusive and collaborative workplace culture that leverages the unique contributions of people with diverse backgrounds, experiences, and perspectives. We are committed to pay equity for employees doing similar work, regardless of gender, race or ethnicity and comply with applicable local regulations. We have gender diversity of approximately 50% across our management positions, and overall, approximately 50% of BrightSphere’s employees are women. In addition, Acadian’s Diversity & Inclusion strategy includes measurable goals across Acadian’s workforce, business and communities.

Website Availability of our Corporate Governance Guidelines
A copy of our Corporate Governance Guidelines is publicly available on the Company’s website at www.bsig.com.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal year 2022 are set forth above under “—Compensation Committee.” No member of the Compensation Committee was, during fiscal year 2022, or previously, an officer or employee of BrightSphere. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on our Compensation Committee or Board.
Stockholder and Other Interested Party Communications to the Board
Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations department at (617) 369-7300. However, any stockholders or other interested parties who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board of BrightSphere at 200 State Street, 13th Floor, Boston, MA 02109. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Stockholders and other interested parties may communicate directly with the Company’s independent Directors by sending a letter addressed to the attention of the independent Directors of BrightSphere, 200 State Street, 13th Floor, Boston, MA 02109.
Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. The Board proposes that the stockholders ratify this appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2022. We expect that representatives of KPMG will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.
The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2022, and December 31, 2021, and fees billed for other services rendered by KPMG during those periods.

Type of Fee	2022	2021
Audit fees(1)	$1,681,730	$2,191,827
Audit related fees(2)	$67,100	$172,000
Tax fees	$—	—
All other fees	—	—
Total	$1,748,830	$2,363,827

(1)Audit fees consisted of audit work performed in the audit of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)Audit related fees consisted principally of audits of an employee benefit plans, and special procedures related to regulatory filings.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent registered public accounting firm (the “External Auditor”). Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the External Auditor. The Audit Committee pre-approves all audit and permissible non-audit services to be performed for us by the External Auditor. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee considers whether the provision of non-audit services by our External Auditor, on an overall basis, is compatible with maintaining the External Auditor’s independence from management.
In addition to the pre-approval procedures described immediately above, the Audit Committee has adopted a written Pre-Approval Policy for Non-Audit Services Provided by External Accounting Firms (the “Non-Audit Services Policy”). Under the Non-Audit Services Policy, the Audit Committee must pre-approve the provision of non-audit services to be performed for us by any external accounting firm, subject to a de minimis threshold. Requests for non-audit services to be performed for us by an external accounting firm are submitted to the Chair of the Audit Committee via written request. The Chair of the Audit Committee reviews the request with the other members of the Audit Committee and the Audit

Committee determines whether to approve the request. The Non-Audit Services Policy sets forth certain non-audit services prohibited to be performed by external accounting firms.
In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF AUDIT COMMITTEE

The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules. The Audit Committee held 9 meetings during the fiscal year ended December 31, 2022.

The Audit Committee assists the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the SEC, recommends to the Board the appointment of BrightSphere’s independent auditors and evaluates their independence, reviews BrightSphere’s financial reporting procedures and controls, and oversees BrightSphere’s internal audit, risk and compliance functions. The Audit Committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on BrightSphere’s website at www.bsig.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing BrightSphere’s overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of the Company’s external auditor. In fulfilling its responsibilities for the financial statements for fiscal year 2022, the Audit Committee took the following actions:

•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and KPMG, our independent registered public accounting firm;

•Discussed with KPMG the matters required to be discussed in accordance with Auditing Standard No. 16-Communications with Audit Committees;

•Received written disclosures and a letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG communications with the Audit Committee and the Audit Committee further discussed with KPMG its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and the audit process that the Audit Committee determined appropriate;

•Discussed with KPMG the independence of KPMG from BrightSphere and its management, and concluded that KPMG is independent; and

•Reviewed and discussed with management and KPMG the critical audit matters and the significant accounting policies applied by BrightSphere in its financial statements.

Management also reports to the Audit Committee and the Board regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and cyber security.

BrightSphere’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of financial statements in accordance with generally accepted accounting principles in the United States and for the establishment and effectiveness of BrightSphere’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. BrightSphere’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of BrightSphere’s internal control over financial reporting and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of BrightSphere in conformity with generally accepted accounting principles in the United States. The Audit Committee monitors and reviews these processes. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and BrightSphere’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that KPMG is in fact “independent.”

The Audit Committee evaluates the independent auditor’s qualifications, performance and independence, including the performance of the independent auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Audit Committee and its Chair ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, are directly involved in the selection of the new lead partner and the audit partner responsible for reviewing the audit and consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Audit Committee reports on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board. The Audit Committee and the Board believe that the retention of KPMG as the Company’s independent auditor for the year ending December 31, 2023 is in the best interests of the Company and its stockholders. Based on this evaluation, the Audit Committee decided to retain KPMG to serve as independent auditors for the year ending December 31, 2023. In considering the retention of KPMG, the Audit Committee considers, among other things, the quality of the services provided, KPMG’s capability and knowledge in the industry, tenure as the Company’s auditor and knowledge of the Company and its operations. Under the Audit Committee Charter, the Audit Committee has the authority to appoint the independent auditor.

KPMG has acted as the Company’s independent registered public accounting firm continuously since the Company became a public company in 2014.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the BrightSphere Audit Committee Robert J. Chersi (Chair) Andrew Kim Barbara Trebbi

Compensation Discussion and Analysis
Introduction
The following compensation discussion and analysis (“CD&A”) provides information on the compensation arrangements of Suren Rana our Chief Executive Officer (“CEO”), Christina Wiater, our Principal Financial and Accounting Officer, and Richard Hart, our Chief Legal Officer, our named executive officers (“NEOs”) for 2022 and should be read together with the compensation tables and related disclosures set forth below.
Our CD&A is presented in the following sections:
•2022 Company Performance
•2022 Compensation Changes
•Summary of Governance Practices
•2022 Executive Compensation Program Structure
◦Base Salary
◦Incentive Awards
◦Severance and Change of Control Benefits
◦Employee Benefit Programs
•2022 Compensation
•Other Compensation Committee Policies and Practices
◦Comparator Group
◦Compensation Committee
◦Our Compensation Consultant
◦Risk Considerations in our Compensation Programs
•Stockholder Vote on Named Executive Officer Compensation
•Impact of Tax and Accounting Policies

2022 Company Performance
In 2022, global financial markets had their most challenging environment since the global financial crisis as a result of a myriad of macro factors. Like much of the asset management industry, the Company’s 2022 financial results including our Economic Net Income (“ENI”) were negatively impacted by declining equity markets. Despite industry-wide challenges, the Company’s stock price has continued to perform well relative to its peers, which we believe was driven by our management team’s continued progress on its strategic initiatives, including:
•Delivering strong Earnings Per Share (“EPS”) growth; ENI EPS of $1.891 reflecting an approximately 30% increase from the prior year, including delivering the Company’s highest ever quarterly ENI EPS of $0.672 for Q4 2022.
•Initiating new business initiatives to increase organic growth and diversify business through the establishment of Systematic Credit capabilities and creation of an Equity Alternative platform.
•Continuing to deliver investment outperformance for our clients, with more than 87% of strategies exceeding their benchmarks over the prior 1-, 3-, 5-, and 10- year periods as of December 31, 2022 by revenue weight.
1 See Appendix for GAAP EPS to ENI EPS reconciliation
2 See Appendix for Q4 2022 GAAP EPS to Q4 2022 ENI EPS reconciliation

•Continuing a multi-year program of accretive share buybacks which contributed to the approximately 30% year over year ENI EPS growth.
•Maintaining a strong balance sheet that we believe provides a sizable cushion to withstand any further downturns.

Notwithstanding the Company’s strategic accomplishments in 2022, ENI declined 31%3 from full year 2021 as a result of the lower equity market as well as currency depreciation.

2022 Compensation Changes
Pursuant to the terms of Suren Rana’s employment agreement, Mr. Rana received a grant of premium-priced options upon becoming CEO and is not otherwise eligible to participate in our annual equity or cash incentive compensation plans during the five-year period beginning January 20, 2019, but may receive a cash bonus award for exceptional performance at the discretion of the Compensation Committee. Even though the Company achieved a number of strategic initiatives, in part due to the challenging macro environment, the Compensation Committee determined not to pay any new or additional incentive compensation to Mr. Rana for 2022.
On May 5, 2022, the Company entered into an amended and restated employment agreement with Christina Wiater to reflect her continued contribution and value to the business and to address certain terms of her previous employment agreement based on feedback from our stockholders. Ms. Wiater’s revised employment agreement eliminates a single-trigger bonus payment, which was paid in 2021, and provides for: (i) base salary of $425,000; (ii) a target annual bonus of $375,000, with actual awards earned subject to individual and Company performance and with these awards delivered in cash and restricted stock units (“RSUs”) pursuant to the Company’s standard practice; (iii) a special retentive incentive RSU grant with a grant date value of approximately $350,000, which vests in full on March 31, 2023, subject to Ms. Wiater’s continued employment; and (iv) severance protection with terms that are in line with the arrangements covering our other NEOs, except that if Ms. Wiater’s employment is terminated by the Company without cause or by Ms. Wiater for Good Reason, Ms. Wiater would be entitled to (i) the greater of (a) 12 months’ base salary plus her most recently paid annual bonus or (b) $800,000.

Summary of Governance Practices
The Compensation Committee regularly reviews industry best practices in executive compensation. We have implemented many best-practice features intended to enhance the alignment of executive compensation with the interests of our stockholders.
3 See Appendix for GAAP Net Income to ENI reconciliation.

2022 Executive Compensation Program Structure
Our compensation program for 2022 continues to be based on clear and consistent objectives and alignment with our stockholders. Our compensation program intends to:
•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent
The specific elements of our compensation program include:
Base Salary: Each of our NEOs earns a fixed base salary during his or her employment. Our NEOs’ base salaries are intended to provide a degree of financial certainty and stability to our executive pay program. After review of comparator group data and taking into account the annual incentive compensation paid to our NEOs, the Compensation Committee did not adjust the base salaries of our NEOs in 2022.

Incentive Awards: The Company provides its NEOs with various forms of incentive compensation that are intended to recognize the performance of the individual NEO and the overall Company. Depending on the year and the individual NEO, these forms of incentive compensation have been delivered in cash incentives, premium-priced stock options and time-base restricted stock units. Actual awards earned for a given performance year are subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, the NEO’s individual performance, competitive market data and other related factors. The Committee’s assessment of these factors includes consideration of the following:

•Overall Company Performance: When considering the Company’s overall performance the Committee considers financial (including ENI and ENI EPS) and non-financial metrics on an absolute basis as well as compared to the Company’s business plan and industry peers. The Committee also considers the success of achieved strategic initiatives in its determination of overall performance.

•Individual Performance: The Committee considers performance of individual roles and responsibilities during the year as they contributed to the needs of the business. In addition the Committee takes into consideration the assumption of new responsibilities during the year.

•Competitive Market Pay Trends: The Committee considers the employee’s role at the Company and how such role compares to the compensation level for similar positions in the competitive market.

2022 Annual Incentive Compensation:

Suren Rana, President and Chief Executive Officer: In 2019 when Mr. Rana joined the Company as CFO, and in 2020 when Mr. Rana became CEO, he received grants of premium-priced stock options with four to five year vesting schedules that align his compensation with our stock price performance and stockholder returns. Since the structure of the award requires an increase in stock price in order to provide value, we consider these awards to be performance-based. Also, because of the magnitude of these awards, Mr. Rana is not eligible to participate in our annual equity or cash incentive compensation plans during the five-year period beginning January 20, 2019, but may receive a cash bonus award for exceptional performance at the discretion of the Compensation Committee. Mr. Rana received a cash award for exceptional performance for 2021 as the Company achieved significant strategic milestones and stock price appreciation. A cash bonus award was not granted for 2022 and Mr. Rana continues to vest in his premium-priced stock options providing strong and continued alignment with our stockholders.

Christina Wiater, Principal Financial and Accounting Officer: In May 2022 the Company entered into an amended and restated employment agreement that included a target annual incentive of $375,000 with actual awards earned subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, Ms. Wiater’s individual performance, competitive market data and other related factors.

Following the Compensation Committee’s holistic and rigorous assessment, Ms. Wiater was awarded 2022 total annual incentive compensation in February 2023 of $375,000, with this amount split between a cash award of $270,000 and time-based RSUs with an approximate grant date value of $105,000. Ms. Wiater’s total incentive was awarded at target despite the challenging year for the financial markets and Company performance due to her strong performance including the oversight for all aspects of the public company financial reporting of the company and the additional responsibility Ms. Wiater assumed in 2022 for the Company’s corporate tax function. The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee as described below. In addition, the Wiater Employment Agreement provided for a special one-time incentive award of RSUs valued at approximately $350,000, which vest in full on March 31, 2023 as a retention award for her to remain in her role.

Richard Hart, Chief Legal Officer: Mr. Hart is eligible to receive annual incentive compensation in an amount and form that is determined based on the Compensation Committee’s discretionary assessment of the Company’s overall financial performance, Mr. Hart’s individual performance, competitive market data and other related factors.

Following the Compensation Committee’s holistic and rigorous assessment including Mr. Hart’s strong performance related to oversight and management of all aspects of governance of the public company and overseeing the Company’s legal function. Mr. Hart was awarded 2022 total annual incentive compensation in February 2023 of $900,000, with this amount split between a cash award of $565,000 and time-based RSUs granted on February 15, 2023 with an approximate grant date value of $335,000. The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee as described below. The amount in the Stock Awards column of the 2022 Summary Compensation Table for Mr. Hart is in respect to the RSU grant in February 2022 for the 2021 performance year.

Deferral Schedule for Annual Incentive Compensation:

•The first $100,000 of the total incentive to be paid in cash,
•the next tier of incentive from $100,001 to $200,000 is paid 65% in cash and 35% in RSUs,
•the next tier of the total incentive from $200,001 to $500,000 is paid 60% in cash and 40% in
RSUs,
•for incentives over $500,000, the tier from $500,001 to $1,000,000 is split 55% cash and 45%
RSUs, and

•the tier for incentives in excess of $1,000,000 is split evenly between cash and RSUs.

The number of RSUs granted was determined by dividing the dollar value of the RSU portion of annual incentive compensation by the closing price of a share of our Common Stock on the date immediately prior to the date of grant, vesting ratably over three years, generally subject to continued employment with us. Any dividends payable with respect to Common Stock underlying the RSUs will be subject to the same vesting conditions as the RSUs to which the dividends relate.

Severance and Change of Control Benefits: Pursuant to employment agreements we have with our NEOs, our NEOs are entitled to certain benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. Please refer to “Employment Contracts and Change of Control Arrangements” for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our NEOs under various termination circumstances under the caption “Payments Upon Termination of Employment and Change of Control” below.

We believe that providing these benefits helps us compete for executive talent and that our severance and change of control benefits are generally in line with competitive market practice.

Employee Benefit Programs: Our NEOs are eligible to participate in the Company’s Profit Sharing and 401(k) Plan as well as receive the same health and welfare benefits as our other employees. We provide a Profit Sharing and 401(k) Plan for all employees and contribute a percentage of compensation to this plan on a discretionary basis, subject to regulatory limits (for 2022 the contribution was 10% of eligible compensation as defined by terms of the plan). In addition, we maintain two non-qualified deferred compensation plans, the Deferred Compensation Plan and the Voluntary Deferral Plan, for select employees including our NEOs to provide additional retirement planning flexibility. The Deferred Compensation Plan allows the Company to make contributions to eligible employees’ accounts above statutory limits up to a maximum contribution between the qualified Profit Sharing and 401(k) Plan and the Deferred Compensation Plan of $50,000 per person annually (regardless of whether the eligible employee himself or herself contributes to the plan). Company contributions to the Profit Sharing and 401(k) Plan and the Deferred Compensation Plan vest over five years. Upon termination of a participant’s employment without cause or for good reason, any unvested Company contributions vest in full. The Voluntary Deferral Plan allows eligible employees to defer a portion of their compensation on a tax-deferred basis and does not include any employer contributions. Our NEOs are eligible for limited perquisites, including executive parking, which represent a de minimis portion of total compensation.

Other Compensation Committee Policies and Practices

    Comparator Group
We believe that ensuring that our compensation levels are competitive with the market for high-caliber talent in our industry is an important tool for attracting and retaining executives. The compensation levels of companies in our peer group are an input in assessing our total compensation levels. The Compensation Committee uses our comparator group as a reference and guide in making total compensation decisions. In selecting the companies in our comparator group the Compensation Committee considered, with input from McLagan, part of the Human Capital Practice at Aon plc (“Aon”), our independent compensation consultant, the following factors: business structure, assets under management, revenue, and public company status. The comparator group is evaluated by the Compensation Committee on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared to peer companies, which includes both publicly traded and privately held asset management companies.
For 2022, the comparator group included the following 14 public and private companies (for publicly traded companies the stock exchange symbol is provided):

American Century Investments	Loomis, Sayles & Company
Artisan Partners (Symbol: APAM)	Putnam Investments
Barings	Resolute Investment Management
Cohen & Steers	Victory Capital Management (Symbol: VCTR)
Conning Holdings Limited	Virtus Investment Partners (Symbol: VRTS)
First Eagle Investment Management	William Blair & Company
Lazard Asset Management	WisdomTree Investments (Symbol: WT)

    The Compensation Committee
Our Compensation Committee is responsible for overseeing our general compensation policies and equity plans and making compensation decisions for the NEOs and certain other members of senior management. Other members of the Board regularly attend and participate in Compensation Committee meetings and members of the Compensation Committee regularly meet in executive session without management present.
In making compensation decisions, the Compensation Committee considers the Company’s financial performance compared to the business plan and the prior year’s performance, the financial needs of the business, achievement of strategic objectives, the success of long-term initiatives over a multi-year period, and financial results against industry peers and the compensation levels of our comparator group, and the future outlook for the Company and the industry. Incentive compensation recommendations for NEOs other than the CEO are made to the Compensation Committee by our CEO.
    Compensation Consultant
Aon served as the independent compensation consultant to the Compensation Committee in 2022. Aon advised the Compensation Committee on a number of compensation matters, including market data and analysis, comparator group review, and governance. A representative from Aon attended Compensation Committee meetings, including executive sessions, as well as informal meetings, and communicated with the Chair between meetings to prepare for Compensation Committee meetings. The Compensation Committee assesses the independence of Aon annually and in 2022 concluded that Aon did not have any conflicts of interest with respect to its engagement by the Compensation Committee. In assessing Aon’s independence, the Compensation Committee considered the following factors:
•Other services provided by Aon to the Company;
•Aggregate fees paid by the Company to Aon and fees as a percentage of the total revenue of the consultant providing the services;
•Aon’s policies and procedures designed to prevent conflicts of interest;

•Any business or personal relationship between the consultant and any member of the Compensation Committee or any executive officer of the Company;
•Whether the consultant holds any shares of the Company’s stock.
    Risk Considerations in our Compensation Programs
Our executive and non-executive compensation programs are designed with the goal of mitigating risk and protecting stockholder returns without diminishing the effectiveness of the incentives. In addition, our Compensation Committee considers the impact of the Company’s compensation practices on the Company’s broad risk management program. Our Compensation Committee does not believe that our compensation programs promote excessive risk-taking.
We seek to keep our compensation programs simple and straight-forward and tied to our operating and stock price performance. We believe any increased risk with tying compensation to stock price appreciation is mitigated by a vesting period of four years for option grants, and the stock ownership guidelines discussed below.
During the year, the Company conducted an assessment of risks arising from the Company’s compensation programs and policies. The assessment covered each material element of executive and non-executive employee compensation. Based on the assessment, the Company concluded, and the Compensation Committee concurred that our compensation policies and practices are not reasonably likely to encourage behaviors that are reasonably likely to have a material adverse effect on the Company.
Risk Mitigators
BrightSphere has the following policies designed to promote good corporate governance and to mitigate risk:
•Clawback policy
•Stock ownership guidelines
•Prohibitions on hedging and pledging
    Clawback Policy
The Compensation Committee instituted a clawback policy for all NEOs for incentives awarded beginning in 2017. The clawback policy has four prongs pursuant to which the Compensation Committee can consider a clawback of NEO compensation that was paid, granted or vested in the three years prior to the applicable triggering event. The four prongs include:
•Financial statement restatement due to material noncompliance with financial reporting requirements of the SEC;
•Improper conduct resulting in significant adverse reputational or economic impact to the Company;
•Conduct constituting cause under the Company’s equity plan; or
•Violation of risk policies that result in a material impact to the Company.
The Compensation Committee may revise its clawback policy as necessary once the NYSE listing standards become effective in accordance with the SEC rules that implements the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
    Stock Ownership Guidelines
Our CEO and other NEOs are subject to shareholding requirements of at least 500% of base salary and 300% of base salary, respectively. Unvested awards are excluded for purposes of this calculation. Until this shareholding requirement is met, each NEO is required to retain 50% of his or her net gain shares (i.e., shares remaining after shares sold to pay taxes) received upon vesting or exercise of equity awards. Each of our NEOs is currently in compliance with these guidelines.

    Prohibitions on Hedging and Pledging
Our policies prohibit all our officers, including our NEOs, and our directors from i) entering into any hedging arrangements involving our stock, ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and iii) pledging our stock as collateral.
Stockholder Vote on Named Executive Officer Compensation

At our 2022 annual meeting of stockholders, stockholders holding over 80% of our voted stock voted in support of our executive compensation framework. The Compensation Committee continues to review, assess and update our compensation framework as necessary to reflect the current business needs of the Company as well as the views of our stockholders.

Impact of Tax and Accounting Policies
When the Compensation Committee determines NEO compensation, it considers all factors that may have an impact on our financial performance, including accounting rules and the tax consequences of the compensation awarded to the NEOs. While the Compensation Committee considers the accounting treatment and tax deductibility of awards, it is not a material factor of our executive compensation program, and the Compensation Committee retains the flexibility to award compensation that it believes to be in the best long-term interest of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears directly above in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and in BrightSphere Investment Group Inc.’s Form 10-K filed with the SEC on February 28, 2023.

Members of the BrightSphere Investment Group Inc. Compensation Committee Barbara Trebbi (Chair) Robert J. Chersi Andrew Kim

Compensation Tables
    2022 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Suren Rana	2022	$650,000	$—	$—	$—	$—	$50,000	$700,000
President and Chief	2021	$650,000	$12,000,000	$—	$—	$—	$50,000	$12,700,000
Executive Officer	2020	$650,000	$—	$—	$675,000	$—	$70,830	$1,395,830

Christina Wiater	2022	$425,000	$—	$350,001	$—	$270,000	$50,000	$1,095,001
Senior Vice President and Principal Financial and Accounting Officer	2021	$425,000	$850,000	$—	$—	$—	$50,000	$1,325,000
	2020	$425,000	$—	$21,002	$—	$—	$50,000	$496,002

Richard Hart	2022	$500,000	$565,000	$480,009	$—	$—	$50,000	$1,595,009
Executive Vice President and Chief Legal Officer	2021	$500,000	$720,000	$55,016	$—	$—	$50,000	$1,325,016
	2020	$500,000	$195,000	$155,005	$454,500	$—	$50,000	$1,354,505

(1)The amount reported in the 2021 Bonus column for Mr. Rana, represents a cash bonus awarded by the Compensation Committee under the terms of the Rana Employment Agreement in recognition of extraordinary performance in 2021. The amount reported in the 2021 Bonus column for Ms. Wiater was paid in accordance with the terms of her prior employment agreement in connection with the divestitures of all except one affiliate which constituted an extraordinary corporate event.
The amount reported in the 2022 Bonus column for Mr. Hart reflects the cash portion of the amount of his discretionary award under the Company’s annual incentive plan in 2022 and paid on February 10, 2023. The equity portion of this award will be reflected in next year’s summary compensation table.
(2)The amounts in the Stock Awards column reflect the grant date fair value of awards of RSUs determined pursuant to FASB ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), disregarding the impact of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 19 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2022. The grant date fair value of time-based RSUs is calculated using the closing market price of our Common Stock on the day immediately prior to the date of grant. All of the awards of shares reported in the Stock Awards column were granted as RSUs under the Company’s Equity Incentive Plan. Ms. Wiater’s grant for 2022 was a special retentive incentive grant made on May 9, 2022 pursuant to the Wiater Employment Agreement and will vest in full as of March 31, 2023. Mr. Hart’s grant for 2022 was made on February 15, 2022 in respect to an award earned pursuant to our incentive plan for the 2021 performance year. RSUs granted pursuant to our annual incentive plan vest ratably over three-years, one-third on the first anniversary of the grant, one-third on the second anniversary of the grant and one-third on the third anniversary of the grant, generally subject to the executive officer’s continued employment through each vesting date.
(3)The amounts in the Option Awards column represent the grant date fair value of stock options determined pursuant to ASC Topic 718, disregarding the impact of estimated forfeitures. The per-share grant date fair value for performance-based stock options is estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with ASC Topic 718. For additional information on the valuation assumptions for these grants, see

Note 19 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2022.
(4)The amount reported in the Non-Equity Incentive Plan Compensation column for Ms. Wiater reflects the cash portion of the amount earned under the Company’s annual incentive plan in 2022 and paid on February 10, 2023. The equity portion of this award will be reflected in next year’s summary compensation table.
(5)The amount reported in the All Other Compensation column, for each of Mr. Rana, Ms. Wiater and Mr. Hart in 2022 represents the sum of contributions by the Company under its Profit Sharing & 401(k) Plan of $30,500 and its non-qualified deferred compensation plan of $19,500.

    2022 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to each NEO during 2022 fiscal year.

Name		Grant Date	Approval or Action Date, if different	Estimated Future/Possible Payouts Under Nonequity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)
Suren Rana		—	—	$—	$—	$—	—	$—

Christina Wiater	(1)	—	—	$—	$270,000	$—	—	—
	(2)	5/9/2022	4/28/2022				17,284	$350,001

Richard Hart	(3)	2/15/2022	12/8/2021	$—	$—	$—	19,721	$480,009

(1)The amount represents the cash portion of Ms. Wiater’s 2022 incentive target pursuant to the Wiater Employment Agreement.

(2)The amount represents the time-based RSUs granted under the Company’s Equity Incentive Plan pursuant to the Wiater Employment Agreement. The grant date fair value of the RSUs was determined pursuant to ASC 718 by multiplying the number of shares by $20.25, the closing price of a share of Common Stock on May 6, 2022, the day prior to the date of grant.

(3)The amount represents the time-based RSUs granted under the Company’s Equity Incentive Plan relating to performance in 2021. The grant date fair value of the RSUs was determined pursuant to ASC 718 by multiplying the number of shares by $24.34, the closing price of a share of Common Stock on February 14, 2022, the day prior to the date of grant.

2022 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Option: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (8)
Suren Rana	4/21/2020	(1)	375,000	375,000	$10.00	12/31/2024	---	---
	1/22/2019	(2)	—	414,000	$12.00	1/22/2024	---	---

Christina Wiater	5/9/2022	(3)	---	---	---	---	17,284	$355,705
	2/14/2020	(4)	---	---	---	---	680	$13,994

Richard Hart	2/15/2022	(5)	---	---	---	---	19,721	$405,858
	2/15/2021	(6)	---	---	---	---	1,849	$38,052
	4/21/2020	(1)	250,000	125,000	$10.00	12/31/2024	---	---
	2/14/2020	(7)	60,000	30,000	$12.00	2/15/2025	---	---
	2/14/2020	(4)	---	---	---	---	5,017	$103,250

(1)The option vested as to 25% of the shares on each of December 31, 2020, December 31, 2021, and December 31, 2022 and will vest as to 25% of the shares on December 31, 2023, generally subject to continued employment.
(2)The option vested as to 20% of the shares on each of January 22, 2019, January 22, 2020, January 22, 2021, and January 20, 2022 and 20% of the shares underlying the option will vest on January 22, 2023, generally subject to continued employment.
(3)The RSUs vest in full on March 31, 2023, generally subject to continued employment.
(4)The RSUs vest in one-third increments over a three-year period with the remaining tranche vesting on February 14, 2023, generally subject to continued employment.
(5)The RSUs vest in one-third increments over a three-year period on each of February 15, 2023, February 15, 2024 and February 15, 2025, generally subject to continued employment.
(6)The RSUs vest in one-third increments over a three-year period on each of February 15, 2023 and February 15, 2024, generally subject to continued employment.
(7)The option vested as to 20% of the shares underlying the option on each of February 14, 2020, December 31, 2020, December 31, 2021, and December 31, 2022, and as to 20% of the shares underlying the option will vest on December 31, 2023, generally subject to continued employment.
(8)Market value was determined by multiplying the number of shares of Common Stock by $20.58, the closing price of a share of Common Stock on December 31, 2022.

    2022 Options Exercised and Stock Vested

The following table shows the stock awards held by our NEOs that were exercised or vested during 2022 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2) ($)
Suren Rana	414,000	$4,852,080	—	$—
Christina Wiater	—	$—	805	$18,945
Richard Hart	—	$—	8,168	$199,644

(1)The value realized on exercise is the difference between the market value of the stock at the time of exercise and the exercise price.
(2)The value realized upon vesting of RSUs and RSAs is calculated by multiplying the fair market value of a share on the vesting date (the closing price on the business day prior to the vesting date) by the number of shares vested.

    2022 Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Voluntary Deferral Plan and the Deferred Compensation Plan. These plans allow eligible employees to defer part of their salary and annual incentive on a voluntary basis, and allow the Company to provide additional pre-tax contributions to employees whose profit sharing contributions were limited under the Company’s tax-qualified plan. Earnings are calculated based on the employee-directed investment vehicles. The Company contribution under the Deferred Compensation Plan is at the same rate of contribution as the contribution to the Profit Sharing & 401(k) Plan (10% of eligible compensation for 2022).

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at end of Last FYE ($)
Suren Rana	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$19,500	$994	$—	$65,556
Christina Wiater	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$13,894	$2,959	$—	$46,661
Richard Hart	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$19,500	$(24,329)	$—	$202,525

(1)All Company contributions are included in the “All Other Compensation” column of the 2022 Summary Compensation Tables.

Employment Contracts and Change of Control Arrangements
Employment Agreements
Each of our NEOs is party to an employment agreement with the Company that sets forth the terms and conditions of his or her employment. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change of control” referred to below are defined in the respective NEO’s agreement or equity award agreement.
Suren Rana Agreement
On January 22, 2019, the Company entered into an employment agreement with Suren Rana in connection with the appointment of Mr. Rana as the Company’s Chief Financial Officer. Mr. Rana’s employment agreement was amended and restated effective April 15, 2020 in connection with his appointment as President and Chief Executive Officer (Rana Employment Agreement). In connection with his promotion to Chief Executive Officer, the Rana Employment Agreement provided for a one-time grant of an option to purchase 1,500,000 shares of our common stock at an exercise price of $10.00 per share, which vests in four equal annual installments beginning on December 31, 2020 and expires on the fourth anniversary of the first vesting date. Upon a termination of Mr. Rana’s employment by the Company without cause or by Mr. Rana for good reason, or upon a change of control of the Company, any portion of the option that is then outstanding and unvested will vest in full. Pursuant to the terms of the Rana Employment Agreement, Mr. Rana is not eligible to participate in our annual equity or cash incentive compensation plans during the five-year period beginning January 20, 2019, but may receive a cash bonus award for extraordinary performance at the discretion of the Compensation Committee.

If Mr. Rana’s employment is terminated by the Company without cause or by Mr. Rana for good reason, Mr. Rana would be entitled to (a) a separation payment equal to 12 months’ base salary, plus 60 days’ base salary in lieu of notice at the election of the Company, (b) subject to Mr. Rana’s timely election of COBRA coverage, an amount equal to the portion of the premium cost incurred by the Company for the lesser of 12 months (plus 60 days in lieu of notice at the election of the Company) or the period during which Mr. Rana is eligible for COBRA coverage, (c) continued vesting of the stock option granted to Mr. Rana on January 22, 2019 for 60 days following such termination if the Company elects to forgo the 60-day notice period provided in the Rana Employment Agreement and (d) accelerated vesting of the stock option granted to Mr. Rana on April 21, 2020.

If Mr. Rana’s employment is terminated due to his disability, subject to his timely election of COBRA coverage, Mr. Rana would be entitled to an amount equal to the portion of the premium cost incurred by the Company for the lesser of 12 months or the period during which Mr. Rana is eligible for COBRA coverage.

If Mr. Rana’s employment is terminated by the Company without cause or by Mr. Rana for good reason, in either event within two years following a change of control of the Company, then the portion of the option granted to Mr. Rana on January 22, 2019 that would have vested at the next annual vesting date (i.e. 20%) would become vested on the date of termination of employment.

Christina Wiater Agreement

On May 5, 2022, the Company entered into an amended and restated employment agreement with Christina Wiater that provides for a fixed base salary and participation in the Company’s annual incentive plan (the “Wiater Employment Agreement”). Under the terms of the Wiater Employment Agreement, Ms. Wiater will continue to receive an annual base salary of $425,000 and will be eligible to receive (i) a target annual bonus of $375,000 payable in cash and equity pursuant to the Company’s standard pay practice, subject to individual and Company performance and (ii) a special retentive incentive grant of restricted stock with a grant date value of approximately $350,000, which will vest in full on March 31, 2023, generally subject to Ms. Wiater’s continued employment.

If Ms. Wiater’s employment is terminated by the Company without cause or by Ms. Wiater for good reason (each as defined in the Wiater Employment Agreement), Ms. Wiater would be entitled to (i) the greater of (a) 12 months’ base salary plus her most recently paid annual bonus or (b) $800,000, (ii) payment of COBRA premiums for 12 months, (iii) a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $375,000, in each case pro-rated to reflect the number of days worked during the year, and (iv) accelerated vesting of all of her outstanding restricted stock and restricted stock unit awards.

If Ms. Wiater’s employment is terminated due to her death or disability, she would be entitled to accelerated vesting of all outstanding RSUs. If Ms. Wiater’s employment is terminated due to her disability, subject to her timely election of

COBRA coverage, Ms. Wiater would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

Richard Hart Agreement

On April 15, 2020, the Company entered into an employment agreement with Mr. Hart that provides for a fixed base salary and participation in the Company’s annual bonus plan but with no target value (the “Hart Employment Agreement”). In addition, pursuant to the terms of the Hart Employment Agreement, Mr. Hart was granted a one-time option to purchase 500,000 shares of our common stock at an exercise price of $10.00 per share, vesting in four equal annual installments beginning on December 31, 2020, and expiring on the fourth anniversary of the first vesting date. Upon a termination of Mr. Hart’s employment by the Company without cause or by Mr. Hart for good reason, or upon a change of control of the Company, any portion of the option that is then outstanding and unvested will vest in full.

If Mr. Hart’s employment is terminated by the Company without cause or by Mr. Hart for good reason, Mr. Hart would be entitled to (a) 12 months’ base salary, (b) a lump sum cash bonus in an amount equal to Mr. Hart’s prior year bonus, (c) a cash bonus for the year in which the termination occurs equal to Mr. Hart’s prior year bonus, pro-rated to reflect the number of days worked during the year in which the termination occurs (or if the prior year bonus has not yet been paid, an amount equal to the prior year bonus), (d) subject to Mr. Hart’s timely election of COBRA coverage, an amount equal to the portion of the premium cost incurred by the Company for 12 months, and (e) accelerated vesting of all outstanding RSA and RSUs, (f) continued vesting of the stock option granted to Mr. Hart on February 14, 2020 for 60 days following such termination if the Company elects to forgo the 60-day notice period provided in the Hart Employment Agreement, and (g) accelerated vesting of the stock option granted to Mr. Hart on April 21, 2020.

If Mr. Hart’s employment is terminated due to his death or disability, he would be entitled to accelerated vesting of all outstanding RSUs. If Mr. Hart’s employment is terminated due to his disability, subject to his timely election of COBRA coverage, Mr. Hart would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

If Mr. Hart’s employment is terminated by the Company without cause or by Mr. Hart for good reason, in either event within two years following a change of control of the Company, then the portion of the option granted to Mr. Hart on February 14, 2020 that would have vested at the next annual vesting date (i.e. 20%) would become vested on the date of termination of employment.
Change of Control

We have provided acceleration of vesting of certain equity awards in connection with a change of control.

Mr. Rana’s option granted on January 22, 2019 in connection with his appointment as CFO, provides for acceleration of one tranche (i.e. 20%) upon termination of employment without cause or for good reason within two years following a change of control. Mr. Rana’s option granted on April 21, 2020 in connection with his appointment as CEO, will vest in full upon change of control.

Mr. Hart’s option granted on February 14, 2020 provides for acceleration of one tranche (i.e. 20%) upon termination of employment without cause or for good reason within two years following a change of control. Mr. Hart’s option granted on April 21, 2020 will vest in full upon a change of control.

Payments Upon Termination of Employment, Change of Control, Death and Disability
The following tables detail payments upon termination by the Company without cause, for good reason by the employee, due to change in control or due to death or disability as of December 31, 2022 for each of the NEOs:

	Termination Without Cause or for Good Reason
	Salary	COBRA Benefits	Bonus	Accelerated Vesting	Total
Suren Rana (1)	$650,000	$27,200	$—	$7,584,151	$8,261,351
Christina Wiater (2)	$425,000	$28,554	$375,000	$369,699	$1,198,253
Richard Hart (3)	$500,000	$28,554	$1,200,000	$2,127,060	$3,855,614
(1) Accelerated vesting for Mr. Rana includes (a) continued vesting of the January 22, 2019 option grant during the 60-day notice period pursuant to its existing schedule (414,000 options with a $12.00 exercise price based on December 31, 2022 stock price of $20.58), (b) full acceleration of unvested shares of the April 21, 2020 option grant (375,000 options with $10.00 exercise price based on December 31, 2022 stock price of $20.58), and (c) acceleration of unvested Company contributions to the Profit Sharing & 401(k) and Deferred Compensation Plans.
(2) Accelerated vesting for Ms. Wiater of 17,964 shares of unvested RSUs. Ms. Wiater’s bonus represents her bonus target as set forth in the Wiater Employment Agreement. Ms. Wiater would also receive a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $375,000, in each case pro-rated to reflect the number of days worked during the year.
(3) Accelerated vesting for Mr. Hart includes (a) acceleration of one tranche of the February 14, 2020 option grant (30,000 options with a $12.00 exercise price based on December 31, 2022 stock price of $20.58), (b) acceleration of unvested shares of the April 21, 2020 option grant (125,000 options with $10.00 strike price based on December 31, 2022 stock price of $20.58), and (c) acceleration of 26,587 shares of unvested RSUs. Mr. Hart’s bonus represents his prior year bonus. Mr. Hart would also receive a cash bonus for the year in which the termination occurs equal to his most recently paid annual bonus pro-rated to reflect the number of days worked during the year.

	Change in Control
	Accelerated Vesting	Total
Suren Rana (1)	$3,967,500	$3,967,500
Christina Wiater	$—	$—
Richard Hart (2)	$1,322,500	$1,322,500

(1) Accelerated vesting represents acceleration of the unvested portion of the April 21, 2020 option grant (375,000 options with $10.00 strike price based on December 31, 2022 stock price of $20.58).
(2) Accelerated vesting represents acceleration of unvested portion of the April 21, 2020 option grant (125,000 options with a $10.00 strike price based on December 31, 2022 stock price of $20.58).

	Termination upon Death or Disability
	Death		Disability
	Accelerated Vesting	Total	Accelerated Vesting	COBRA Benefits	Total
Suren Rana (1)	$64,531	$64,531	$64,531	$27,200	$91,731
Christina Wiater (2)	$369,699	$369,699	$369,699	$28,554	$398,253
Richard Hart (3)	$2,127,060	$2,127,060	$547,160	$28,554	$575,714

(1) Accelerated vesting for Mr. Rana includes acceleration of unvested Company contributions to the Profit Sharing & 401(k) and Deferred Compensation Plans.
(2) Accelerated vesting for Ms. Wiater of 17,964 shares of unvested RSUs.
(3) Accelerated vesting for Mr. Hart includes acceleration of 26,587 shares of unvested RSUs.

CEO Pay Ratio
We are providing the following information about the relationship of the median annual total compensation of our employees and the annualized total compensation of Mr. Rana:
For 2022, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $243,450; and
•the total compensation of our CEO was $700,000.
Based on this information for 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 3:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
To identify our median employee, we first determined our employee population as of December 31, 2022 (the “Determination Date”). We had 412 employees full-time, part-time, seasonal and temporary employees (including employees of our remaining affiliate) as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We ranked total annual compensation of the employee population using W-2 taxable income, inclusive of pre-tax deferrals, for the period beginning January 1, 2022 and ending December 31, 2022. An equivalent annual income amount was used for employees outside the United States. Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine total compensation of our CEO for the purposes of the Summary Compensation Table disclosed above.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table (SCT) Total for Guang Yang(1)	Compensation actually paid to Guang Yang(1)(2)(3)	Summary Compensation Table (SCT) Total for Suren Rana(1)	Compensation actually paid to Suren Rana(1)(2)(3)	Average SCT Total for non-PEO NEOs[1]	Average Compensation actually paid to non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ millions)	Stock Price(5)
							TSR	Peer Group TSR
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$—	$—	$700,000	$(6,979,464)	$1,345,000	$197,014	$205	$119	$100.6	$20.58
2021	$—	$—	$12,700,000	$24,330,911	$1,325,008	$2,407,172	$254	$133	$896.4	$25.60
2020	$1,401,151	$(3,902,435)	$1,395,830	$27,539,095	$925,254	$4,020,015	$191	$98	$315.5	$19.28

(1)Guang Yang was our PEO until April 15, 2020. Suren Rana assumed the PEO position on April 15, 2020, following the departure of Guang Yang. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Richard Hart	Richard Hart	Richard Hart
Christina Wiater	Christina Wiater	Christina Wiater
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. The per-share value of the performance based stock options is estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB ASC Topic 718 on the dates required to be reported in the tables below. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table:

Year	Summary Compensation Table Total for Guang Yang	Exclusion of Equity Awards for Guang Yang	Inclusion of Equity Values for Guang Yang(a)	Compensation Actually Paid to Guang Yang
2020	$1,401,151	$—	$(5,303,586)	$(3,902,435)

(a)This amount represents the forfeiture of the unvested portion of Mr. Yang’s option in connection with his termination in April 2020. No options vested in 2020.

Year	Summary Compensation Table Total for Suren Rana	Exclusion of Stock Awards and Option Awards for Suren Rana	Inclusion of Equity Values for Suren Rana	Compensation Actually Paid to Suren Rana
2022	$700,000	$—	$(7,679,464)	$(6,979,464)
2021	$12,700,000	$—	$11,630,911	$24,330,911
2020	$1,395,830	$(675,000)	$26,818,265	$27,539,095

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Exclusion of Stock Awards and Option Awards	Inclusion of Equity Values	Compensation Actually Paid to Non-PEO NEOs
2022	$1,345,000	$(415,000)	$(732,986)	$197,014
2021	$1,325,008	$(27,508)	$1,109,672	$2,407,172
2020	$925,254	$(315,254)	$3,410,015	$4,020,015
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Guang Yang ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Guang Yang ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Guang Yang ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Guang Yang ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Guang Yang ($)	Total - Inclusion of Equity Values for Guang Yang ($)
2022	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$—	$—	$—
2020	$—	$—	$—	$—	$(5,303,586)	$(5,303,586)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Suren Rana ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Suren Rana ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Suren Rana ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Suren Rana ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Suren Rana ($)	Total - Inclusion of Equity Values for Suren Rana ($)
2022	$—	$(4,349,321)	$—	$(3,330,143)	$—	$(7,679,464)
2021	$—	$8,897,025	$—	$2,733,886	$—	$11,630,911
2020	$12,300,662	$10,477,782	$4,100,221	$(60,399)	$—	$26,818,265

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	$381,415	$(445,980)	$—	$(668,421)	$—	$(732,986)
2021	$35,550	$959,090	$—	$115,032	$—	$1,109,672
2020	$2,710,599	$34,159	$701,477	$(36,221)	$—	$3,410,015
(4)The Peer Group TSR shown in this table utilizes the S&P 500 Financials Index (the “Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)Stock price is shown as of the December 31st of each year. We determined Stock Price to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years assuming $100 was invested on December 31, 2019.

PEO and Average NEO Compensation Actually Paid
Versus BrightSphere Investment Group Inc. TSR
$28
$23
$18
$13
$8
$3
-$2
-$7
Compensation Actually Paid ($ in Millions)
$260
$210
$160
$110
Company TSR (FYE 2019 = $100)
100
191
254
205
27.5
4.0
-3.9
24.3
2.4
0.2
-7.0
2019
2020
2021
2022
Fiscal Year
Guang Yang Compensation Actually Paid
Suren Rana Compensation Actually Paid
Average NEO Compensation Actually Paid
BrightSphere Investment Group Inc. TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus BrightSphere Investment Group Inc. Net Income
Compensation Actually Paid ($ in Millions)
$28
$23
$18
$13
$8
$3
-$2
-$7
Net Income ($ in Millions)
$1,000
$800
$600
$400
$200
$0
-3.9
27.5
4.0
316
24.3
2.4
896
-7.0
0.2
101
2020
2021
2022
Fiscal Year
Guang Yang Compensation Actually Paid
Suren Rana Compensation Actually Paid
Average NEO Compensation Actually Paid
BrightSphere Investment Group Inc. Net Income

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Stock Price
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Stock Price during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus BrightSphere Investment Group Inc. Stock Price
Compensation Actually Paid ($ in Millions)
$28
$23
$18
$13
$8
$3
-$2
-$7
27.5
4.0
-3.9
$19.28
$25.60
24.3
2.4
$20.58
0.2
-7.0
2020
2021
2022
Fiscal Year
Stock Price
Guang Yang Compensation Actually Paid
Suren Rana Compensation Actually Paid
Average NEO Compensation Actually Paid
Stock Price

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P Financials Index over the same period.

Comparison of Cumulative TSR of BrightSphere Investment Group Inc. and S&P 500 Financials Index (FYE 2019 = $100)
$250
$200
$150
$100
$50
$0
$254
$191
$205
$119
$133
$98
12/31/2019
12/31/2020
12/31/2021
12/31/2022
BrightSphere Investment Group Inc. TSR
S&P 500 Financials Index TSR

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO, Suren Rana, and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

PEO and Other NEOs
Stock Price
Economic Net Income (“ENI”)
ENI Earnings Per Share (“ENI EPS”)

2022 Director Compensation
Director compensation includes both cash payments and equity granted in the form of RSUs. RSUs granted to our non-employee directors vest on the earlier of the one-year anniversary of grant or the date of the next year’s annual meeting of stockholders, subject to the director’s continued service through the vesting date. The following table details the fees paid to our non-employee directors for their service during fiscal 2022 with equity compensation expressed as the grant date fair value of the award determined in accordance with FASB ASC Topic 718:

	2022
Role[1]	Cash	Equity
Board Chair (paid only if Board Chair is not an employee of the Company)	$175,000	$175,000
Board Fee[2]	$90,000	$100,000
Chair of the Audit Committee	$25,000	$—
Member of the Audit Committee	$10,000	$—
Chair of the Compensation Committee	$15,000	$—
Member of the Compensation Committee	$5,000	$—
Chair of the Nominating and Corporate Governance Committee	$10,000	$—
Member of the Nominating and Corporate Governance Committee	$5,000	$—

1Non-Employee Directors that are appointed and compensated by a stockholder receive no separate compensation for their roles as on the Board. In addition, the Company does not pay any director compensation to individuals who are also employees of the Company for their service as directors.
2The Lead Independent Director receives an additional fee of $13,500.
The following table sets forth information concerning the compensation awarded to, earned by, or paid to our non-employee directors during the fiscal year ended December 31, 2022. Compensation paid to Mr. Rana for 2022 is included with that of our other NEOs above.

Name	Fees Earned or Paid in Cash (2) $	Stock Awards (3) (4) $	Total $
John Paulson	$104,918	—(5)	$104,918
Andrew Kim(1)	—	—	—
Robert J. Chersi	$138,500	$100,000	$238,500
Barbara Trebbi	$120,000	$100,000	$220,000

(1)Non-Employee Directors that are appointed and compensated by a stockholder receive no separate compensation for their roles as directors of the Company.
(2)Fees for Non-Employee Directors are recommended by the Nominating and Corporate Governance Committee and approved by the Board pursuant to the Non-Employee Director Compensation Policy as described above.
(3)The amount in the Stock Awards column is the grant date fair value of RSUs granted to our non-employee directors, determined pursuant to ASC Topic 718, disregarding the effects of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 19 to our audited financials filed with our Annual Report on Form 10-K for the year-ended December 31, 2022. All of the RSUs reported in the Stock Awards column were granted under the Company’s Non-Employee Director Equity Incentive Plan.

(4)The aggregate number of RSUs outstanding at fiscal year-end for each of the Non-Employee Directors is detailed in the table below. All awards are scheduled to vest the earlier of the 2022 Annual Meeting or June 28, 2023.

Name	Grant Date	Grant Date Fair Value per Share	Number of RSUs Held at Year End
Robert J. Chersi	6/8/2022	$21.00	4,762
Barbara Trebbi	6/8/2022	$21.00	4,762
(5)Stock Award of $175,000 to be granted to John Paulson in 2023 to reflect his position as Chair of the Board from June 7, 2022 consistent with the Company’s Non-Employee Director Compensation Policy. Grant to be made in 2023 as a result of an administrative oversight whereby Mr. Paulson did not receive his equity award in 2022 at the same time as the other Non-Employee Directors.

Stock Ownership Guidelines for our Directors

Our non-employee directors, who are not employed by a stockholder, are subject to a shareholding requirement of at least 500% of the cash board fee. Unvested share awards are excluded for the purposes of this calculation. There is no time period for attaining this shareholding requirement but, until it is met, non-employee directors are required to retain 100% of their net gain shares (i.e., shares remaining after shares sold to pay taxes) at vesting. Each non-employee director to whom these guidelines apply is currently in compliance with these guidelines.

Anti-Hedging and Anti-Pledging Policy for our Directors
Our policies prohibit our non-employee directors from i) entering into any hedging arrangements involving our stock, ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and iii) pledging our stock as collateral.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
What am I voting on?
In accordance with applicable law and Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-pay,” approving BrightSphere’s executive compensation as reported in this proxy statement.
We believe that our executive compensation policies and programs closely align with the interests of our stockholders. Our compensation program is designed to enable us to attract, retain and incentivize the highest caliber talent in order to maintain and strengthen our position in the asset management industry and to create long-term stockholder value.

Our compensation program for 2022 is based on clear and consistent objectives and alignment with our stockholders. Our compensation program intended to:

•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent

The Board and the Compensation Committee regularly evaluate our compensation policies and programs to ensure that they are meeting our objectives and are consistent with best corporate governance practices. As part of this process, the Board and the Compensation Committee consider the results of our stockholder advisory say-on-pay votes on executive compensation.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tabular and narrative disclosures included in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
Stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of BrightSphere’s named executive officers as described in the proxy statement for this meeting under “Compensation Discussion and Analysis,” including the tabular and narrative disclosure contained in the proxy statement.
The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, this resolution.

Is this vote binding on the Board?
Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of BrightSphere’s executive compensation program.

How frequently is the “say-on-pay” vote held?

We currently hold an advisory “say-on-pay” vote every year and expect to continue to do so.

How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF BRIGHTSPHERE’S NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock as of April 19, 2023 by:
•each of our directors;
•each of our named executive officers;
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock that are immediately exercisable or exercisable within 60 days after April 19, 2023. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 41,464,175 shares of Common Stock outstanding as of April 19, 2023. Except as otherwise indicated in the table below, addresses of named beneficial owners are care of BrightSphere Inc., 200 State Street, 13th Floor, Boston, Massachusetts 02109.
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock that a person has the right to acquire within 60 days of April 19, 2023. We did not deem these shares of Common Stock outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Owners:
Paulson & Co. Inc.(1)	8,950,121	21.6%
BlackRock, Inc.(2)	5,244,684	12.6%
The Vanguard Group(3)	3,022,398	7.3%
FMR LLC(4)	2,806,183	6.8%
Directors and Named Executive Officers:
Robert J. Chersi	52,559	*
Richard J. Hart(5)	371,662	*
Andrew Kim	—	—
John Paulson(1)	8,950,121	21.6%
Suren Rana(6)	919,967	*
Barbara Trebbi	31,884	*
Christina Wiater	14,511	*
All directors and executive officers as a group (7 persons)	10,340,704	24.9%

(1)Amounts shown reflect the aggregate number of shares of Common Stock held by Paulson & Co. based solely on information set forth on a Schedule 13D/A filed with the SEC on December 22, 2021 (the “Paulson 13D”). The Paulson 13D reported 8,950,121 shares of Common Stock held directly by Paulson & Co. Inc. (“Paulson & Co.”). John Paulson, the controlling person of Paulson & Co., serves on the board of directors of the Company. John Paulson may be deemed an indirect beneficial owner of the securities, which are directly owned by funds managed by Paulson & Co. Based on the Paulson 13D, pursuant to Rule 16a-1(a)(4) under the Exchange Act, the reporting person disclaims beneficial ownership of any securities reported herein, except to the extent that the reporting person has a pecuniary interest therein. The Paulson 13D shall not be deemed an admission that such reporting person is the beneficial owner of any securities not directly owned by such reporting person. Each of John Paulson and Paulson & Co. may be deemed to indirectly beneficially own the securities directly owned by Paulson & Co. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the filing of the Paulson 13D shall not be deemed an admission by any person reporting on the Paulson 13D that such person, for purposes of Section 16 of the Exchange Act or otherwise, is the beneficial owner of any equity securities covered by the Paulson 13D. The address of Paulson & Co. is 1133 Avenue of the Americas, New York, NY 10036.
(2)Based solely on information set forth in Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc. (the “BlackRock 13G”). BlackRock, Inc. reported sole voting power over 5,197,036 shares of Common Stock, shared voting power over none of the shares of Common Stock, sole dispositive power over 5,244,684 shares of Common Stock and shared dispositive power over none of the shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 9, 2023 by Vanguard Group Inc. (the “Vanguard 13G”). Vanguard Group Inc. reported sole voting power over no shares of Common Stock, shared voting power over 56,958 shares of Common Stock, sole dispositive power over 2,934,433 shares of Common Stock and shared dispositive power over 87,965 shares of Common Stock. The address of Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 9, 2023 by FMR LLC on behalf of itself and Abigail P. Johnson (the “FMR 13G”). FMR LLC reported sole voting power over 2,804,567 shares of Common Stock, shared voting power over none of the shares of Common Stock and sole dispositive power over 2,806,183 shares of Common Stock. Abigail P. Johnson reported sole voting power over none of the shares of Common Stock, shared voting power over none of the shares of Common Stock and sole dispositive power over 2,806,183 of the shares of Common Stock. The FMR 13G further states that members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)Includes options to purchase 310,000 shares.
(6)Includes options to purchase 789,000 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by securityholders	1,886,664(3)	$10.60	4,532,820
Equity compensation plans not approved by securityholders	655,463(4)	$12.00	—
TOTAL	2,542,127	$10.97	4,532,820
(1)    The weighted-average exercise price includes all outstanding stock options, but does not include RSUs, which do not have an exercise price.
(2)    Consists of 2,357,884 shares of Common Stock remaining available for issuance under the BrightSphere Investment Group Inc. Equity Incentive Plan and 2,174,936 shares of Common Stock remaining available for issuance under the BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan.
(3)    Consists of (i) 1,815,000 shares of Common Stock issuable upon exercise of outstanding stock options and (ii) 71,664 shares of Common Stock issuable upon vesting of outstanding RSUs, all of which are issuable upon vesting of time-based RSUs.
(4)    Consists of shares of Common Stock issuable upon exercise of an outstanding stock option that the Company granted to Guang Yang as an employment inducement award on December 30, 2018. The employment inducement award was granted in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy requires our Audit Committee to oversee, review, evaluate and approve or disapprove the entry by us into certain transactions with related persons. The policy applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of any of our directors, nominees for director or executive officers and (iii) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.
In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than the terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers a transaction.
Relationship with Paulson
On February 25, 2019, Paulson completed an acquisition of a minority stake in BrightSphere UK, which we refer to as the “Paulson Sale.” After completion of the Paulson Sale, Paulson owned 21.7% of the shares of BrightSphere UK (the “Paulson Shares”).
In connection with the Paulson Sale, certain agreements to which the seller of the Paulson Shares was party, were assigned, in whole or in part, to Paulson. The following descriptions of such agreements and transactions are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been publicly filed with the SEC.
Stockholder Agreement
In connection with the closing of the Paulson Sale, the rights which the seller of the Paulson Shares held under a shareholder agreement were assigned to Paulson. This shareholder agreement was subsequently replaced in connection with the Redomestication by a Stockholder Agreement between the Company and Paulson, dated May 17, 2019, which provided Paulson and BrightSphere with substantially the same rights and obligations each party held under the shareholder agreement, except for some technical modifications to reflect its application to a Delaware corporation. These rights for Paulson include the right to nominate one director for election to the Board until the first date on which Paulson no longer owns at least 7% of our outstanding shares. Paulson has nominated Andrew Kim to our Board pursuant to the Stockholder Agreement.

Registration Rights Agreement
Effective as of the closing of the Paulson Sale, the seller of the Paulson Shares assigned to Paulson such seller’s rights under the Registration Rights Agreement in respect of the shares transferred. Such rights include the requirement to file one or more registration statements and prospectus supplements with the SEC covering the public resale of registrable securities beneficially owned by Paulson with expected aggregate gross proceeds of at least $50 million. In connection with the Redomestication, we entered into a new Registration Rights Agreement with Paulson with equivalent rights to those contained in the prior agreement.
We may be required by Paulson to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. We are not obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement upon any request made by Paulson. In addition, Paulson has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We are responsible for the expenses associated with any sale of our shares by Paulson pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

CODE OF CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The text of the code of business conduct and ethics is posted on our website at www.bsig.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the NYSE Rules.

OTHER MATTERS
The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2024 Annual Meeting of Stockholders, we must receive stockholder proposals no later than December 28, 2023 unless our 2023 Annual Meeting of Stockholders is more than 30 days before or after June 7, 2024, in which case we will announce an applicable deadline. In accordance with our Bylaws, and without prejudice to the rights of a stockholder of record under applicable law, to be considered for presentation at the 2024 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations) must be received no earlier than January 9, 2024 nor later than February 8, 2024 together with all supporting documentation required by our Bylaws. In the event our 2024 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after June 7, 2024, notice must be delivered no earlier than the 150th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the later of (i) the 120th day prior to the 2024 Annual Meeting of Stockholders and (ii) the 10th day following the day on which we publicly announce the date of the 2024 Annual Meeting of Stockholders.
Proposals that are not received in a timely manner will not be voted on at the 2024 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, BrightSphere Investment Group Inc., 200 State Street, 13th Floor, Boston, MA 02109.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal Officer and Secretary
200 State Street
13th Floor
Boston, MA 02109
April 26, 2023

APPENDIX
Reconciliation of Non-GAAP Metrics
The following table reconciles U.S. GAAP earnings per share to economic net income earnings per share for the years December 2022 and 2021:

		Years ended December 31,
($ in millions)		2022	2021
U.S. GAAP net income per share		$2.33	$10.29
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	(0.92)	0.41
ii.	Goodwill impairment and amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	0.12	0.02
iv.	Seed/Co-investment (gains) losses and financings	0.01	(0.05)
v.	Tax benefit of goodwill and acquired intangibles deductions	0.03	0.01
vi.	Discontinued operations and restructuring	0.03	(9.23)
vii.	ENI tax normalization	0.08	(0.02)
Tax effect of above adjustments		0.21	0.04
Economic net income		$1.89	$1.47

The following table reconciles U.S. GAAP earnings per share to economic net income earnings per share for the three months ended December 31, 2022 and 2021:

		Three Months ended December 31,
($ in millions)		2022	2021
U.S. GAAP net income per share		$0.72	$0.53
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	(0.12)	0.18
ii.	Goodwill impairment and amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	—	0.01
iv.	Seed/Co-investment (gains) losses and financings	(0.02)	(0.01)
v.	Tax benefit of goodwill and acquired intangibles deductions	0.01	0.01
vi.	Discontinued operations and restructuring	—	(0.17)
vii.	ENI tax normalization	0.04	(0.03)
Tax effect of above adjustments		0.04	0.01
Economic net income earnings per share		$0.67	$0.53

The following table reconciles U.S. GAAP net income attributable to controlling interests to economic net income for the years December 2022 and 2021:

		Years ended December 31,
($ in millions)		2022	2021
U.S. GAAP net income attributable to controlling interests		$100.6	$828.4
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	(40.0)	32.9
ii.	Goodwill impairment and amortization of acquired intangible assets	0.1	0.1
iii.	Capital transaction costs	5.2	1.8
iv.	Seed/Co-investment (gains) losses and financings	0.6	(4.0)
v.	Tax benefit of goodwill and acquired intangibles deductions	1.5	1.1
vi.	Discontinued operations and restructuring	1.3	(743.8)
vii.	ENI tax normalization	3.3	(1.7)
Tax effect of above adjustments		9.0	3.5
Economic net income		$81.6	$118.3

ADDITIONAL NOTES
The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.
The Company re-categorizes certain line items on the income statement to:
•exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders.
•include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP.
•include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income;
•treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and
•identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.

The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by:
i.excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity.

ii.excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above.
iii.excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets.
iv.excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period.
v.including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP.
vi.excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations.
vii.excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

BRIGHTSPHERE Investment Group

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/BSIG** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting of Stockholders Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board recommends a vote FOR each nominee and FOR proposals 2 and 3

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Robert J. Chersi	☐	☐	☐
02 - Andrew Kim	☐	☐	☐
03 - John Paulson	☐	☐	☐
04 - Barbara Trebbi	☐	☐	☐
05 - Suren Rana	☐	☐	☐

+

Proposal	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as BrightSphere's independent registered public accounting firm.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 5 7 5 2 2 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03SH7B

The 2023 Annual Meeting of Stockholders of BrightSphere Investment Group Inc. will be held on Wednesday, June 7, 2023 at 10:00 A.M. Eastern Time, virtually via the internet at www.meetnow.global/MWLG6TJ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BrightSphere Investment Group Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Time in a virtual format on June 7, 2023

The undersigned hereby appoints each of Robert J. Chersi, Suren Rana and Richard J. Hart (each with full power of substitution) as proxies for the undersigned to attend the annual meeting of stockholders of BrightSphere Investment Group Inc. to be held at 10:00 A.M. Eastern Time on Wednesday, June 7, 2023 in a virtual format and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the annual meeting of stockholders or any adjournment or postponement thereof, in respect of all shares which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. The undersigned acknowledges receipt of the notice of the annual meeting of stockholders of BrightSphere Investment Group Inc., the related proxy statement and the 2023 Annual Report on Form 10-K. The undersigned revokes any proxy or proxies previously given for the undersigned's shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder. This proxy is revocable and the undersigned may revoke it at any time prior to the annual meeting of stockholders by (i) signing a new proxy card with a date later than the previously delivered proxy card and submitting it as instructed in the proxy statement, (ii) re-voting by Internet or by telephone as instructed in the proxy statement, (iii) notifying the Company Secretary in writing before the annual meeting of stockholders of revocation or (iv) attending the annual meeting of stockholders and voting.

IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR RECOMMENDED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3, AS INDICATED ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY LAWFULLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting of Stockholders ☐